REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of Starboard Investment Trust
and Shareholders of Rx Dynamic Growth Fund, Rx Dynamic Total Return Fund,
Rx Dividend Income Fund, Rx Tactical Rotation Fund, Rx High Income Fund,
Rx Non Traditional Fund, Rx Premier Managers Fund, Rx Traditional Equity Fund,
Rx Traditional Fixed Income Fund and Rx Tax Advantaged Fund

In planning and performing our audits of the financial statements of Rx Dynamic Growth Fund (formerly known as ISM Dynamic Growth Fund and FMX Growth Allocation Fund), Rx Dynamic Total Return Fund (formerly known as ISM Dynamic Total Return Fund and FMX Total Return Fund), Rx Dividend Income Fund (formerly known as ISM Dividend Income Fund), Rx Tactical Rotation Fund (formerly known as ISM Global Alpha Tactical Fund), Rx High Income Fund (formerly known as ISM High Income Fund), Rx Non Traditional Fund (formerly known as ISM Non Traditional Fund), Rx Premier Managers Fund (formerly known as ISM Premier Asset Management Fund), Rx Traditional Equity Fund (formerly known as ISM Strategic Equity Fund), Rx Traditional Fixed Income Fund (formerly known as ISM Strategic Fixed Income Fund), and Rx Tax Advantaged Fund (formerly known as ISM Tax Free Fund), (the "Funds”), each a series of shares of beneficial interest of the Starboard Investment Trust, as of and for the year or period ended May 31, 2013, in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), we considered their internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting.  Accordingly, we express no such opinion.

The management of Starboard Investment Trust is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America ("GAAP").  A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company’s assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

Our consideration of the Funds’ internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the PCAOB.  However, we noted no deficiencies in the Funds’ internal control over financial reporting and their operation, including controls for safeguarding securities that we consider to be material weaknesses, as defined above, as of May 31, 2013.

This report is intended solely for the information and use of the shareholders of the Funds, management and the Board of Trustees of the Starboard Investment Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

BBD, LLP

Philadelphia, Pennsylvania
July 30, 2013